CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-178600 on Form N-1A of our report dated May 27, 2025, relating to the financial statements and financial highlights of Aspiriant Risk-Managed Equity Allocation Fund, Aspiriant Risk-Managed Municipal Bond Fund, Aspiriant Defensive Allocation Fund, and Aspiriant Risk-Managed Taxable Bond Fund, each a series of Aspiriant Trust, appearing in Form N-CSR of Aspiriant Trust for the year ended March 31, 2025.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

July 29, 2026